Exhibit 10.17

Exclusive Services Agreement

between

Kunming Taishi Information Cartoon Co., Ltd.
and

Kunming Kaishi Advertising Co., Ltd.

May 2008

Table of Contents

Appendix

Appendix 1   Services to be provided by Party A

Appendix 2   Services Fee

Exclusive Services Agreement

This Exclusive Services Agreement (Agreement) is entered into in Kunming, Yunnan Province, the People's Republic of China (PRC) on this [•] day of [•]2008 by and between

(1)	Kunming Taishi Information Cartoon Co., Ltd., a equity joint venture company duly established and existing under PRC Law with its registered address at [•] (Party A);

and

(2)	Kunming Kaishi Advertising Co., Ltd. ,an advertising company duly established and existing under PRC Law with its registered address at [•] (Party B).

(Individually a "Party" and collectively the “Parties”)

BACKGROUND

A.
Party A owns resources to provide the Services (defined below) and owns the exclusive advertisement operation right (Advertisement Operation Right) of Comprehensive Channel, Life Channel, Entertainment Channel, Economics Channel, Film and TV Series Channel, and News Channel (collectively, Channel).

B.	Party B’s business involves the production and distribution of advertisements, with the following business scope: [•]

C.
Party B seeks to engage Party A, and Party A seeks to accept the engagement of Party B as an independent contractor providing comprehensive advertisement technical support and information consulting services.

D.	Party A seeks to cooperate with Party B with respect to the Advertisement Operation Right. Party B shall provide exclusive services of advertisement production and sales to Party A.

NOW THEREFORE, the Parties agree as follows:

1.	DEFINITIONS

1.1	Unless expressly provided otherwise, the following terms used in this Agreement shall have the following meanings:

Force Majeure
any earthquake, storm, fire, flood, war, changes to the relevant state and administrative laws or regulations and policies, or any other significant event of natural or human-caused disaster arising after the signing hereof which is unforeseen,  unavoidable and not possible to overcome, and is beyond the control of any Party, and prevents the total or partial performance of this Agreement by any Party;

Exclusive Services Agreement

Services	shall mean the services related to the technical support for the advertisement production and the advertisement consulting provided by Party A to Party B as set forth in Appendix I.

2.	ENGAGEMENT

2.1
Party B hereby engages Party A to be its sole and exclusive provider of Services. Party A accepts such engagement and agrees to provide the Services according to the terms and conditions set forth herein.

2.2
Party A hereby engages Party B to be its sole and exclusive advertising agent and grants Party B agent rights (Advertisement Agent Right) for all advertisements under the Advertisement Operation Right. Party B accepts such engagement and agrees to provide the services according to the terms and conditions set forth herein.

3.	OBLIGATIONS OF PARTY A

Party A shall be required throughout the term of this Agreement to perform the following obligations:

3.1	act in good faith towards Party B and use its best efforts to fulfill any and all duties and obligations arising under this Agreement;

3.2	act in the long-term, best interests of Party B;

3.3	attempt to minimize the costs for providing the Services in accordance with the provisions of this Agreement; and

3.4	ensure that it continuously and exclusively holds the Advertisement Operation Right during the term of the Agreement.

Exclusive Services Agreement

4.	OBLIGATIONS OF PARTY B

4.1
Party B shall be required throughout the term of this Agreement to provide Party A with such assistance as may be requested by Party A in order to provide the Services in an efficient and effective manner in accordance with the provisions of this Agreement.

4.2
Party B shall use its best efforts to perform the Advertisement Agent Right. Party B shall seek to provide advertisements for the Channel and enter into the advertisement production and distribution contracts with clients.

5.	CONSIDERATION

5.1
In consideration of the Services provided by Party A to Party B, Party B shall pay to Party A a services fee as set forth in Appendix 2 (Services Fee) plus applicable taxes on the costs incurred by Party A in the previous calendar year for rendering such Services (Annual Fee).

5.2	The Services Fee and Annual Fee shall be paid by Party B to Party A as follows:

5.2.1	Party A shall invoice Party B on a monthly basis, i.e. on or before the 20th day of each month Party B shall then pay the Services Fee for that month within [15] days after of receipt of the invoice;

5.2.2
Party A shall on the 20th day of the first month of each calendar year invoice Party B for the Annual Fee of the preceding calendar year, Party B shall then pay the Annual Fee within 15 days after receipt of the invoice; and

5.2.3
all payments to be made by Party B to Party A under this Agreement shall be made in RMB and by telegraphic transfer to a bank account designated by Party A or in such other manner as directed by Party A from time to time.

6.	EXCLUSIVITY

6.1	Exclusivity of the Service

6.1.1
Party B appoints Party A as its exclusive provider of the Services. During the term of this Agreement, Party B shall not engage any third party to provide any services similar to the Services arising from this Agreement without the prior written consent of Party A.

Exclusive Services Agreement

6.1.2
Party A’s acceptance of the appointment to provide the Services shall be non-exclusive and shall not restrict Party A from acting for any other third party with respect to similar or different services.

6.1.3
Party A shall be the sole and exclusive owner of all rights, title and interests to any and all intellectual property rights arising from the performance of this Agreement, including, but not limited to, any copyrights, trademarks, patents, know-how and otherwise, whether developed by Party A or developed by Party B based on Party A’s intellectual property.

6.2	Exclusivity of the Advertisement Agent Right

In the term of this Agreement, Party A shall exclusively grant the Advertisement Agent Right to Party B, and shall not grant the Advertisement Agent Right to any third party without the prior written consent of Party B.

7.	REPRESENTATIONS AND WARRANTIES

7.1	Party A hereby represents and warrants as follows:

7.1.1	Party A is a Sino-foreign equity joint venture duly registered and validly existing under the PRC Law;

7.1.2
Party A has full right, power, authority and capacity and all consents and approvals of any other third party and the relevant governmental authorities that are necessary to execute, deliver and perform this Agreement, which shall not violate or infringe any enforceable and effective laws or contracts;

7.1.3	The Agreement shall constitute a legal, valid and binding agreement of Party A and is enforceable against it in accordance with the terms upon its execution.

7.2	Party B hereby represents and warrants as follows:

7.2.1
Party B is a company duly registered and validly existing under the PRC Law and is licensed to engage in the business described on its business license, as set forth in Item B in the Background Section above.

Exclusive Services Agreement

7.2.2
Party B has full right, power, authority and capacity and all consents and approvals of any other third party and the relevant governmental authorities, that are necessary to execute, deliver and perform this Agreement, which shall not violate or infringe any enforceable and effective laws or contracts;

7.2.3	The Agreement shall constitute a legal, valid and binding agreement of Party B and is enforceable against it in accordance with the terms upon its execution.

8.	BREACH AND INDEMNIFICATIONS

8.1
If either Party (Breaching Party) violates any provision of this Agreement, fails to perform its obligations hereunder, or performs its obligations contrary to the provisions hereunder, which results in a material economic loss for the other party (Non-Breaching Party), it shall be deemed to have committed a breach of this Agreement (Breach).  In such case, the Non-Breaching Party shall be entitled to issue a written notice to the Breaching Party requiring rectification of the Breach within 10 days after receipt.

8.2
The Breaching Party shall be liable to indemnify the Non-Breaching party for any and all losses sustained as a result of the Breach. The damages payable by the Breaching Party to the Non-Breaching shall be equal to the losses incurred by the Non-Breaching Party as a result of the Breach.

9.	TERM

This term of this Agreement shall be effective as of the signature date, unless terminated as follows:

9.1	by Party A serving a 30 days prior written notice; or

9.2	in the event of Breach, by the Non-Breaching Party, if the Breaching Party has not made rectification 30 days after receipt of the notice from the Non-Breaching Party.

10.	CONSEQUENCES OF TERMINATION

10.1
In the event that this Agreement is terminated, Party B agrees that it shall remain liable to Party A for any payment owing and outstanding, including the expenses and indemnities under this Agreement prior to the date of such termination.

Exclusive Services Agreement

10.2	The termination of this Agreement, for any reason whatsoever, shall not affect the respective rights, obligations and liabilities of each of the Parties accrued prior to such termination.

11.	CONFIDENTIALITY

Each Party shall maintain as strictly confidential the provisions and existence of this Agreement and any information relating to the business of the other Party to which it might have access including, but not limited to, databases, financial and business plans, and any other information deemed to be confidential by the other Party, unless the said confidential information has already entered the public domain or was disclosed by the other Party pursuant to a court order or the applicable laws of the relevant jurisdiction.

12.	FORCE MAJEURE

12.1	Occurrence and Consequences of an Event of Force Majeure.

12.1.1
A Party that cannot perform its obligations under this Contract ("Hindered Party") in full or in part as a direct result of an Event of Force Majeure, shall not be deemed to be in breach of this Contract if all of the following conditions are met:

12.1.1.1	the Event of Force Majeure was the direct cause of the stoppage, impediment or delay encountered by the Hindered Party in performing its obligations under this Contract;

12.1.1.2	the Hindered Party used its best efforts to perform its obligations under this Contract and to reduce the losses to the other Party or to the Company arising from the Event of Force Majeure; and

12.1.1.3
at the time of the occurrence of the Event of Force Majeure, the Hindered Party informed the other Party and the Company, providing written information on such event within ten Business Days of its occurrence, including a statement of the reasons for the delay in implementing or partially implementing this Contract.

Exclusive Services Agreement

12.1.2
If an Event of Force Majeure shall occur, the Parties shall discuss and decide whether this Contract should be amended in light of the impact of the event upon the implementation hereof, and whether the Hindered Party should be partially or fully freed from its obligations hereunder.

13.	DISPUTE RESOLUTION

13.1	Governing Law. This Agreement shall be governed by PRC Law. Where PRC Law is silent on a particular matter relating to this Agreement, reference shall be made to international commercial practice.

13.2	Dispute Resolution.

13.2.1	If any dispute arises in connection with this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.

13.2.2	If the dispute cannot be resolved in the above manner within thirty (30) days after the commencement of consultations, either Party may submit the dispute to arbitration as follows:

13.2.2.1
all disputes arising out of or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission which shall be conducted by three (3) arbitrators in Beijing in accordance with the Commission’s arbitration rules; and

13.2.2.2
the arbitration shall be conducted in the Chinese language, with the arbitral award being final and binding upon the Parties.  The cost of arbitration shall be allocated as determined by the arbitrators.

13.2.3	when any dispute is submitted to arbitration the Parties shall continue to perform this Agreement.

14.	MISCELLANEOUS

14.1
Party B hereby agrees that Party A has the right to, at its sole discretion, determine the performance of any and all of its obligations in the manner as it deems fit, provided that it does not violate the applicable laws and regulations of the PRC nor the provisions of this Agreement.

Exclusive Services Agreement

14.2	Party A shall, for the purposes of this Agreement and applicable laws, constitute an independent contractor supplying services to Party B pursuant to the terms and conditions of this Agreement.

14.3	Party B shall not assign any of its rights or obligations under this Agreement.

14.4
The invalidity or unenforceability of any provision of this Agreement shall not affect the validity and enforceability of any other provision of this Agreement, provided that the material interests of the Parties are not affected.

14.5
This Agreement and the Schedules hereto constitute the entire agreement between the Parties with respect to the subject matter hereof, and shall supersede any prior expression of intent or understanding relating hereto and may only be modified or amended by a written instrument signed by the authorized representatives of the Parties.

14.6	This Agreement has been prepared in Chinese in 2 sets of originals. Each Party shall hold 1 set of original.

14.7
The failure of any Party to enforce or require performance of any of the provisions of this Agreement, or to exercise any rights provided herein, shall in no way be construed as a waiver of such provision, right, or thereafter affect such Party's right to enforce any provision of this Agreement.

14.8
All notices or other communications sent by either Party shall be written in English or Chinese, and delivered in person (including by courier), by mail, or fax, to the other Party at the following addresses.  The date at which the communication shall be deemed to be duly given or made shall be confirmed as follows: (a) for notices delivered in person, the day when the notice is received; (b) for notices delivered by mail, 10 days after the delivery date for air certified mail with postage prepaid (as shown on stamp) or 4 days after the delivery date for an internationally certified delivery institution; and (c) for notices by fax, the receipt date shown on the delivery confirmation paper of the relevant document.

Exclusive Services Agreement

Party A   :   Kunming Taishi Information Cartoon Co., Ltd.

Attention:	[•]
Telephone Number:	[•]
Email:	[•]
Fax:	[•]
Address:	[•]

Party B   :   Kunming Kaishi Advertising Co., Ltd.

Attention:	[•]
Telephone Number:	[•]
Email:	[•]
Fax:	[•]
Address:	[•]

[The space below has been intentionally left blank.]

Exclusive Services Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date first written above.

For and on Behalf of
Party A: Kunming Taishi Information Cartoon Co., Ltd.
Company seal

By:	____________________________
Name:	[•]
Title:	[•]
Date:

For and on Behalf of
Party B: Kunming Kaishi Advertising Co., Ltd.
Company Seal

By:	________________________________
Name:	[•]
Title:	[•]
Date:

Exclusive Services Agreement

Appendix 1

Services to be provided by Party A

Exclusive Services Agreement

Appendix 2

Services Fee

Exclusive Services Agreement